Exhibit 4(b)

                        MACSAVER FINANCIAL SERVICES, INC.

                         7.60% Notes Due August 1, 2007

                              Officers' Certificate

         Pursuant to the Indenture dated as of August 1, 1996 (the "Indenture"), among MacSaver Financial Services, Inc., a Delaware corporation, as Issuer (the "Company"), Heilig-Meyers Company, a Virginia corporation, as Guarantor (the "Guarantor"), and First Union National Bank, formerly First Union National Bank of Virginia, as Trustee (the "Trustee"), and resolutions duly adopted by the Company's Board of Directors on June 28, 1996 and June 19, 1997 and the Guarantor's Board of Directors on April 3, 1996, February 5, 1997 and April 2, 1997, this Officers' Certificate is being delivered in accordance with Section 102 of the Indenture to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture and to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture.

         Capitalized terms use herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         All conditions precedent provided for in the Indenture relating to the establishment of a series of Securities and to the authentication and delivery of the Securities have been complied with. The Company is authorized to issue up to $175,000,000 in aggregate principal amount of the Securities (except as noted in Sections 303, 304, 305, 306, 905 or 1107 of the Indenture).



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



         A.       Establishment of Series pursuant to Section 301 of
                  Indenture.

         There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the "Notes"):

                  (1) The series of Securities hereby being authorized shall bear the title "7.60% Notes Due August 1, 2007."

                  (2) The Notes shall be limited to $175,000,000 in aggregate principal amount (except as noted in Sections 303, 304, 305, 306, 905 or 1107 of the Indenture).

                  (3) The Notes shall be issued as Registered Securities only and as Book-Entry Securities, initially represented by one permanent global note. The Depository Trust Company shall be the U.S. Depositary (the "Depositary") with respect to the Notes. The Notes shall be exchangeable as provided in the Indenture and in the form of the Note attached as Exhibit A hereto.

                  (4) Interest shall be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding the applicable Interest Payment Date (as defined below); provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable.

                  (5) The Notes shall mature, and the principal of the Notes shall be payable on August 1, 2007.

                  (6) The Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7.60% per annum, until the principal thereof is paid or duly made available for payment. Interest shall be payable in arrears semi-annually on February 1 and August 1 of each year, commencing February 1, 1998 (each such date, an "Interest Payment Date"), to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the January 15 or July 15 next preceding such Interest Payment Date (each such date, a "Regular Record Date"); provided, however, that interest payable at Maturity shall be payable to the person to whom principal shall be payable.

                  (7) Principal of, any premium and interest on or any Additional Amounts with respect to the Notes shall be payable at the office or agency of the Company to be maintained in the Borough of Manhattan, The City of New York, initially at First Union National Bank, 40 Broad Street, 5th Floor, Suite 550, New

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



York, New York, 10004; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Upon the terms, conditions and circumstances provided in the Indenture and in the form of Note attached as Exhibit A hereto, the transfer of the Notes will be registrable and Notes will be exchangeable for Notes of any authorized denominations and of a like tenor at the corporate trust office of a security registrar selected by the Company, initially First Union National Bank (the "Security Registrar"), in the Borough of Manhattan, The City of New York.

                  (8) The Notes shall not be redeemable prior to Maturity.

                  (9) The Notes shall not be subject to redemption or purchase pursuant to any sinking fund or analogous provision or at the option of any Holder.

                  (10) The denomination of the Notes shall be $1,000 and any integral multiple of $1,000 in excess thereof.

                  (11) The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of the Maturity thereof shall be the principal amount thereof.

                  (12) Payments of principal of, any premium or interest on or any Additional Amounts with respect to the Notes shall be made in United States dollars.

                  (13) The principal of, any premium or interest on or any Additional Amounts with respect to the Notes shall not be payable in any currency other than United States dollars.

                  (14) The amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to the Notes shall not be determined with reference to an index, indices, formula or other method.

                  (15) Sections 402(2) (relating to defeasance) and 402(3)(relating to covenant defeasance) of the Indenture shall be applicable to the Notes, and no covenants in addition to those specified in Section 402(3) relating to the Notes shall be subject to covenant defeasance.

                  (16) The following additional covenants of the Guarantor shall apply to the Notes:

                  (a) Leverage Ratio. The Guarantor shall maintain, as of the last day of each fiscal year of the Guarantor, a

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



         ratio of Consolidated Debt to Consolidated Total Capital of not more than 0.65 to 1.00.

                  "Consolidated Debt" means the aggregate amount of all Debt of the Guarantor, the Company and the other Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Debt" means Indebtedness less all accounts payable and expenses incurred in the ordinary course of business which would otherwise be included as Indebtedness.

                  "Consolidated Total Capital" means the sum of Consolidated Debt plus the aggregate amount of total stockholders' equity of the Guarantor, the Company and the other Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

                  (b) Fixed Charges Coverage Ratio. The Guarantor shall not, and shall not permit any Restricted Subsidiary to, issue, assume, guarantee, incur, create or otherwise become liable in respect of any Debt unless the ratio of Cash Flow to Fixed Charges, calculated for the immediately preceding period of four consecutive fiscal quarters, after giving effect, on a pro forma basis as if incurred at the beginning of such period, to such Debt and to any other Debt incurred since the end of such period, would equal or exceed 1.15 to 1.00, except that the Guarantor or any Restricted Subsidiary may issue, assume, guarantee, incur, create or otherwise become liable in respect of:

                  (1) Debt of a Restricted Subsidiary payable to the Guarantor or to a Restricted Subsidiary;

                  (2) Debt arising under bank loan facilities existing on the date of the Indenture or established after such date in accordance with the Indenture (as such facilities may be increased, extended, renewed or otherwise amended, supplemented or modified from time to time);

                  (3) Debt of any corporation or other entity outstanding at the time such corporation or other entity became a Restricted Subsidiary (and not incurred in contemplation thereof);

                  (4) Debt incurred to finance the purchase, construction or other acquisition of assets if such Debt could be secured by such assets in accordance with the Indenture;

                  (5) Attributable Debt otherwise permitted under the Indenture;

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




                  (6) deferred payment obligations representing the unpaid purchase price of property, assets or services or Debt arising under any conditional sale or other title retention agreement;

                  (7) Debt not otherwise permitted by clauses (1) through (6) above in an aggregate outstanding principal amount not to exceed $50,000,000; and

                  (8) Debt incurred in connection with any extension, renewal, refinancing, replacement or refunding (including successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness of the Guarantor or any Restricted Subsidiary (other than Indebtedness incurred pursuant to clause (7) above), provided that (A) the principal amount of such Debt does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, refinanced, replaced or refunded plus all interest accrued thereon and all related fees and expenses (including, without limitation, any payments made in connection with the procurement of any required lender or similar consents), and (B) for purposes of this clause (8), Debt arising under bank loan facilities may only be refinanced, replaced or refunded with other bank loan facilities or with Debt that is subordinated in right of payment to the Notes.

                  "Cash Flow" means, for any period, the sum of (i) the consolidated net income of the Guarantor, the Company and the other Restricted Subsidiaries for such period plus (ii) Lease Expense for such period plus (iii) Interest Expense for such period plus (iv) the aggregate amount deducted in determining such consolidated net income in respect of income taxes, depreciation or amortization.

                  "Lease Expense" means, for any period, the consolidated lease expense of the Guarantor, the Company and the other Restricted Subsidiaries for such period (excluding any portion of lease expense in respect of Capitalized Leases).

                  "Interest Expense" means, for any period, the consolidated interest expense of the Guarantor, the Company and the other Restricted Subsidiaries for such period (including, without limitation, the portion of any obligation under Capitalized Leases allocable to interest expense in accordance with GAAP).

                  "Fixed Charges" means, for any period, the sum of (i) Lease Expense for such period plus (ii) Interest Expense for such period.


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



                  (17) The Notes are not issuable upon the exercise of warrants.


         B. Establishment of Note Forms pursuant to Section 201 of the Indenture.

         It is hereby established, pursuant to Section 201 of the Indenture, that the Notes shall be substantially in the form of the permanent global security attached as Exhibit A hereto.


                  C.       Other Matters.

         Attached as Exhibit B hereto are true and correct copies, certified by the Secretary or an Assistant Secretary of the Company, of resolutions duly adopted by the Board of Directors of the Company at meetings duly called and held on June 28, 1996 and June 19, 1997 at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified, revoked or rescinded and remain in full force and effect; and such resolutions are the only resolutions and authorizations adopted by the Company's Board of Directors or any committee thereof relating to the offering and sale of the Notes.

                                      * * *

         Each of the undersigned has read the sections of the Indenture setting forth the conditions precedent to the authentication of the Notes and the definitions related thereto contained therein. Each of the undersigned has examined the resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance, authentication and delivery of the Notes and has conducted such additional examinations as each considers necessary. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary for him or her to express an informed opinion as to whether or not the conditions precedent to the establishment and authentication of a series of Securities contained in the Indenture have been complied with. In the opinion of each of the undersigned, all such conditions have been complied with.

Dated: August 5, 1997
                                          MACSAVER FINANCIAL SERVICES, INC.



                                 By:      /s/ Dossi V. Bhavnagri
                                   -----------------------------------------
                                 Name:         Dossi V. Bhavnagri
                                 Title:        Vice President



                                 By:      /s/ Paige H. Wilson
                                   -----------------------------------------
                                 Name:         Paige H. Wilson
                                 Title:        Secretary

                                                          Exhibit A


THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITORY OR A NOMINEE OF A U.S. DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITORY TO A NOMINEE OF THE U.S. DEPOSITORY OR BY A NOMINEE OF THE U.S. DEPOSITORY TO THE U.S. DEPOSITORY OR ANOTHER NOMINEE OF THE U.S. DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               -------------------

                        MACSAVER FINANCIAL SERVICES, INC.

                               -------------------

                            PERMANENT GLOBAL SECURITY
                                  $175,000,000
                          7.60% Note Due August 1, 2007

                               -------------------



No. 1                                              CUSIP No. 556109AC0

         This permanent global Security is one of a duly authorized issue of securities (herein called the "Securities") of MacSaver Financial Services, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), unlimited as to aggregate principal amount, issued and to be issued in one or more series under an indenture, dated as of August 1, 1996, between the Company, Heilig-Meyers Company, as Guarantor (the "Guarantor") and First Union National Bank, formerly known as First Union National Bank of Virginia, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental hereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series of Securities designated on the face hereof, which series has been issued in an aggregate initial principal amount of One Hundred Fifty Million United States Dollars. This permanent global Security represents an aggregate initial principal amount of One Hundred Fifty Million United States Dollars (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Schedule A hereto, the "Principal Amount") of the Securities of such series, with the Interest Payment Dates, date of original issuance, and Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

         The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount hereof on August 1, 2007 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon, from August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this permanent global Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof semi-annually in arrears on February 1 and August 1, in each year commencing February 1, 1998, and at Maturity, at the rate of 7.60% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid either to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing,

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



interest payable on this Security at Maturity will be payable to the person to whom principal is payable.

         This permanent global Security is exchangeable for definitive Registered Securities of this series and of like tenor and of an equal aggregate principal amount, registered in the name of, and a transfer of this permanent global Security may be registered to, any Person other than the U.S. Depository or its nominee, only if (x) the U.S. Depository with respect to the Securities of this series (the "U.S. Depository") notifies the Company that it is unwilling or unable to continue as U.S. Depository for this permanent global Security or if at any time the U.S. Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this permanent global Security shall be so exchangeable and executes and delivers to the Trustee a Company Order providing that this permanent global Security shall be so exchangeable and the transfer thereof so registrable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part. In the event this permanent global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 in excess thereof, provided that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this permanent global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Security of this series issued in exchange for this permanent global Security shall be registered in the name of or names of, and the transfer of such Securities may be registered to such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under Indenture.

         Any exchange of this permanent global Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this permanent global Security for one or more definitive Registered Securities of this series, the Security Registrar shall endorse Schedule A of this permanent global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

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



         The principal and any interest in respect of any portion of this permanent global Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof. If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof.

         Payment of the principal of and any such interest on this permanent global Security will be made at the offices of First Union National Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by United States dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing).

         This permanent global Security is not subject to redemption prior to Maturity.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this permanent global Security) shall terminate.

         The Indenture contains provisions for defeasance at any time of (a) the entire obligations of the Company under this permanent global Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this permanent global Security.


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



         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security, and of any Security issued in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this permanent global Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this permanent global Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this permanent global Security at the times, places, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of a Registered Security (including this permanent global Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series of which this permanent global Security is a part are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and the Officers' Certificate setting forth the terms of the Securities of this series and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         The Securities of this series (including this permanent global Security) shall be dated the date of their authentication.

         All terms used in this permanent global Security and not defined herein shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of First Union National Bank, formerly known as First Union National Bank of Virginia, the Trustee under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                   MACSAVER FINANCIAL SERVICES, INC.



                                         By:
                                                  Name:
                                                  Title:

Attest:

                                    GUARANTEE

                  For value received, Heilig-Meyers Company, a corporation organized under the laws of the Commonwealth of Virginia (herein called the "Guarantor," which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of the Trustee and such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, any other amount due and payable pursuant to the terms of the Indenture and the due and punctual payment of the sinking fund or analogous payments referred to therein if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of MacSaver Financial Services, Inc., a corporation organized under the laws of Delaware (herein called the "Company," which term includes any successor corporation under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, premium, if any, and interest on such Security, or default in any sinking fund or analogous payment referred to therein, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

                  The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities issued under such Indenture shall have been paid in full.

                  No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal, premium (if any), and interest on the Security upon which this Guarantee is endorsed.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

                  All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

                  This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date on the face hereof.

                                           HEILIG-MEYERS COMPANY


                                  By:      _________________________________

                                  Title:   _________________________________
Attest:


----------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



This is one of the Securities of a series issued under the Indenture described herein.


FIRST UNION NATIONAL BANK, as Trustee




By:
         Authorized Officer

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES




                                      Principal amount                       Remaining                    Notation made on
                                     exchanged for one                   principal amount                    behalf of
                                     or more definitive                   following such                   the [Trustee]
      Date exchange made                 Securities                          exchange                   [Security Registrar]
==========================       ==========================         =========================      ==============================
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